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                                 July 29, 1996



Bar Technologies Inc.
227 Franklin Street, Suite 300
Johnstown, Pennsylvania 15901

Dear Sirs:

           We have acted as special counsel for Bar Technologies Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) the issuance by the Company of $91,609,000 aggregate principal amount of its 13 1/2% Senior Secured Notes due 2001 (the "Exchange Notes") and (ii) the unconditional guarantees (the "Guarantees") of the Exchange Notes by the Guarantors named below. The Exchange Notes are to be offered by the Company in exchange for $91,609,000 aggregate principal amount of its outstanding 13 1/2% Senior Secured Notes due 2001 (the "Notes").

           We have examined the Registration Statement and the Indenture dated as of April 1, 1996 (the "Indenture") among the Company, B&L Acquisition Corporation, Bliss & Laughlin Industries Inc. ("B&L"), Bliss & Laughlin Steel Company ("BLSC"), Canadian Drawn Steel Company Inc. ("CDSC"; together with B&L and BLSC, the "Guarantors") and

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Bar Technologies Inc.                   -2-                July 29, 1996


United States Trust Company of New York, as Trustee (the "Trustee"), which has been filed with the Commission as an Exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

           In such examination, we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee. In addition, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

           Based upon the foregoing, and subject to the qualifications and limitations stated herein, we hereby advise you that in our opinion (i) the Exchange Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Notes as contemplated in the Registration Statement and the Indenture, will constitute valid and legally binding obligations of the Company and (ii) the Guarantees, when executed and authenticated in accordance with the provisions of the Indenture and when the Exchange Notes are delivered in exchange for the Notes as contemplated in the

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Bar Technologies Inc.                  -3-                 July 29, 1996



Registration Statement and the Indenture, will constitute valid and legally binding obligations of the Guarantors in accordance with and subject to the terms thereof and of the Indenture.

           Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

           Insofar as the opinion expressed herein relate to or are dependent upon matters governed by laws of the State of Illinois or the Province of Ontario, we have assumed the correctness of the opinions of Wildman, Harrold, Allen & Dixon and Borden & Elliot, respectively, copies of which are attached hereto.

           We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States. This opinion is rendered to you in connection with the above-described transaction. This opinion may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.


           We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                       Very truly yours,

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Bar Technologies Inc.                  -4-                 July 29, 1996



                                       /s/ SIMPSON THACHER & BARTLETT

                                       SIMPSON THACHER & BARTLETT



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                                 July 29, 1996


Bar Technologies Inc.
227 Franklin Street
Suite 300
Johnstown, Pennsylvania  15901

Ladies and Gentlemen:

           Reference is made to an Indenture dated as of April 1, 1996 (the "Indenture"), among Bar Technologies Inc., a Delaware corporation, as issuer, B&L Acquisition Corporation, a Delaware corporation, as initial guarantor, Bliss & Laughlin Industries Inc., at Delaware corporation ("B&L") , Bliss & Laughlin Steel Company, an Illinois corporation ("BLSC"), Canadian Drawn Steel Company Inc., a corporation organized under the federal laws of Canada (together with B&L and BLSC, as additional guarantors), and United States Trust Company of New York, a bank and trust company organized under the New York Banking Law, as Trustee, without regard to any amendments thereto.

           Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.

           This opinion letter is being furnished to you pursuant to your request.

           For the purpose of rendering the opinions set forth below, we have examined and relied upon the following documents:

                (i) the Certificate of Incorporation and By-laws of B&L, as in effect on April 2, 1996;

                (ii) the Articles of Incorporation and By-laws of BLSC, as in effect on April 2, 1996;

                (iii)   a supporting certificate of B&L;

                (iv)    a supporting certificate of BLSC;

                (v)     certain resolutions of the Board of Directors of B&L;
                        and

                (vi)    certain resolutions of the Board of Directors of BLSC.


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Bar Technologies Inc.                  -6-                 July 29, 1996




           As to all factual matters, material to the opinions expressed below, we have, with your permission and without "independent investigation or confirmation, relied upon, and assumed the accuracy of, the representations and warranties of B&L and BLSC contained in the above-reference documents, and all factual matters contained in the documents we have examined. We have also examined such certificates of public officials (including the attachments thereto), corporate documents and records and other certificates (together with the instruments and agreements described in subparagraphs (i) through (vi) above, the "documents examined by us"), and have made such investigations of law, as we have deemed appropriate or advisable in order to give the opinions hereinafter set forth.

           For purposes of the opinions expressed below, we have assumed, with your permission and without independent verification: (i) the genuineness of all signatures on all documents examined by us (or on the originals of documents of which we have examined copies); (ii) the legal capacity of all natural persons who have signed the documents examined by us (or the originals of documents of which we have examined copies); (iii) the authenticity of all documents examined by us submitted to us as originals; (iv) the conformity with the original documents of all documents examined by us submitted to us as certified, photostatic or reproduced copies; (v) the authenticity of the originals of all such documents; (vi) the due, binding and valid authorization, execution and delivery of the Indenture and the documents and instruments referred to therein (the "Transaction Documents") on behalf of persons other than B&L and BLSC; and
(vii) that the Transaction Documents constitute valid, binding and enforceable obligations of all parties thereto.

           Based upon the foregoing, and subject to the assumptions, limitations, qualifications and exceptions contained herein, we are of the opinion that:

           1. as of April 2, 1996, the guarantee executed and delivered by B&L in connection with the Series A Securities was duly and validly authorized; and

           2. as of April 2, 1996, the guarantee executed and delivered by BLSC in connection with the Series A Securities was duly and validly authorized.

           In rendering the opinions set forth above, we express no opinion as to, or as to the effect or applicability of, any laws other than the Business Corporation Act of the State of Illinois and the General Corporation Law of the State of Delaware.

           The opinions set forth above are being delivered solely in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by you of $91,609,000 aggregate principal amount of 13 1/2% Senior Secured Notes due 2001, and may not be relied upon for any other purpose. These opinions may only be relied on by you and your counsel. These opinions are not to


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Bar Technologies Inc.                  -7-                 July 29, 1996


be quoted in whole or in part or otherwise referred to in any financial statements or other public releases, nor are they to be filed with any governmental agency or other person, without the prior written authorization of this firm; provided however, you are hereby authorized to file this opinion letter as an exhibit to your counsel's opinion letter filed with the Commission in connection with the Registration Statement. These opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering these opinions, we assume no obligation to advise you of any changes in such laws or facts that may hereafter be brought to our attention.

                               Very truly yours,

                               /s/ Wildman, Harrold, Allen & Dixon

                               Wildman, Harrold, Allen & Dixon




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                                 July 29, 1996



Canadian Drawn Steel Company Inc.
155 Chatham Street
Hamilton, Ontario
L8P 2B7

Dear Sirs/Mesdames:


           Re: Bar Technologies Inc. - Offering of 91,609 Units consisting of $91,609,000 13 1/2% Senior Secured Notes due 2001 of
                Bar Technologies Inc. and 91,609 Warrants to purchase shares of Class A Common Stock

           We have acted as special counsel in the Province of Ontario to Canadian Drawn Steel Company Inc. (the "Subsidiary"), a corporation incorporated under the laws of Canada, in connection with certain transactions relating to
(i) the purchase agreement dated 28 March 1996 (the "Purchase Agreement") among Bar Technologies Inc. ("Bartech"), the Subsidiary, the other guarantors listed on the signature pages thereof and the Initial Purchaser signatory thereto (the "Initial Purchaser"); and (ii) certain documents in favour of United States Trust Company of New York, as collateral agent and/or secured party and/or trustee thereunder.

           In that connection, we have examined, among other documents, originals, or copies certified or otherwise identified to our satisfaction of the following executed documents which, we were informed by Messrs. Cahill Gordon & Reindel, (and we so assume) were delivered on or prior to the date hereof.

           1. the indenture (the "Indenture") dated as of 1 April 1996 among Bartech, as issuer, the Subsidiary, as guarantor, and others;

           2. the guarantee made by the Subsidiary in favour of the Initial Purchaser pursuant to the Indenture; and

           3. the certificate of the secretary of the Subsidiary (the "Certificate of the Secretary") dated 2 April 1996 (a photocopy of an executed copy of


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Canadian Drawn Steel Company Inc.      -9-                 July 29, 1996




                which is attached hereto as Appendix "A") (i) confirming that each of the resolutions of the sole shareholder of the Subsidiary of the execution, delivery and performance of the Documents has been duly passed, and (ii) setting forth the names and specimen signatures of the officers of the Subsidiary authorized to execute and deliver the Documents;

(the documents described in numbers 1 and 2 above being hereinafter collectively referred to as the "Documents").

           We have also examined such statutes, certificates and other documents, and have considered such questions of law, as we have deemed necessary or appropriate to enable us to render the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of all signatures, the legal capacity at all relevant times of any natural persons signing any documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or true copies or as reproductions (including documents received by facsimile machine) and the accuracy of all certificates of public officials and officers of the Subsidiary.

           We are qualified to practise law only in the Province of Ontario. We have made no investigation of the laws of any jurisdiction other than, and the opinions hereinafter set forth are confined to, the laws of the Province of Ontario and the federal laws of Canada applicable in Ontario, as in force at the date hereof.

           In expressing our opinion set forth in paragraph 2 below we have, with your permission, relied solely upon the Certificate of the Secretary as to
(i) the due authorization by the Subsidiary of the execution, delivery and performance of the Documents and (ii) the due execution by the Subsidiary of the Documents.

           Based and relying upon, and subject to, the foregoing and to the assumptions hereinafter expressed, we are of the opinion that:

           1. The Subsidiary has all necessary corporate power and corporate authority to execute and deliver, and to perform its obligations under the Documents.

           2. The execution, delivery and performance by the Subsidiary of the Documents has been duly authorized by all necessary corporate action on the Subsidiary's part and the Documents have been duly executed and delivered by the Subsidiary.

           3. No consent, approval, authorization, license, qualification or order of, or filing or registration with, any court, governmental department or

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Canadian Drawn Steel Company Inc.      -10-                July 29, 1996



                regulatory authority, is necessary under the federal laws of Canada or the laws of the Province of Ontario as a condition to the lawful execution and delivery by the Subsidiary of the Documents or the performance of its obligations thereunder.

           In rendering the opinions set forth above, we have assumed without independent enquiry that:

           (a) there has occurred due execution and delivery of both of the Documents by each of the parties thereto, other than the Subsidiary, and of all other documentation in connection therewith; and

           (b) Both Documents have been duly authorized, executed and delivered by, and are enforceable in accordance with their respective terms against every party thereto, other than the Subsidiary.

           We express no opinion as to the enforceability of any of the Documents and we express no opinion on the Documents to the extent that they may constitute or give rise to financial assistance by the Subsidiary (within the meaning of Section 44 of the Canada Business Corporations Act) to any party related to the Subsidiary other than Bartech.

           This opinion speaks only as of the date of the execution of the Documents. This opinion is intended solely for the use of the person(s) to whom it is addressed, Bartech, and their respective successors and assigns, their respective legal counsel including Messrs. Simpson Thacher & Bartlett, and only in connection with the transaction described above and the filing by Bartech of a registration statement on Form S-4 with the Securities and Exchange Commission of the United States of America in connection with the transaction described above, and should not be relied upon by any other person or for any other purpose, nor quoted from or referred to in any other document, without our prior written consent.

                                Very truly yours,

                                /s/ Borden & Elliot

                                Borden & Elliot